Exhibit 99.1
Aviat Networks Announces Fiscal First Quarter 2011 Financial Results
Revenue In Line; Restructuring On Schedule
SANTA CLARA, Calif., November 4, 2010 — Aviat Networks, Inc. (“Aviat,” Nasdaq: AVNW), a leading wireless expert in advanced IP network migration, today reported financial results for the first quarter fiscal year 2011, which ended October 1, 2010.
Revenue for the first quarter of fiscal 2011 was $109.1 million, compared with $120.0 million in the year ago period. Net loss was $21.3 million, or $0.36 per share, compared with a net loss of $7.8 million, or $0.13 per share, in the year ago quarter.
Cash and cash equivalents were $107.8 million as of October 1, 2010, compared with $141.7 million as of the end of fiscal 2010 or July 2, 2010.
Non-GAAP Financial Results
Non-GAAP net loss for the quarter was $15.3 million, or $0.26 per share, compared with a non-GAAP net loss of $0.8 million, or $0.01 per share, in the year ago quarter.
Non-GAAP results exclude $11.5 million of pre-tax charges composed of the following:
•	$5.6 million of restructuring charges

•	$3.9 million for the loss on the sale of the NetBoss assets

•	$1.1 million for share-based compensation expense and rebranding costs

•	$0.9 million for the amortization of purchased intangibles
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
First Quarter Revenue by Segment
Revenue in the North America segment was $35.6 million in the first quarter of fiscal 2011, compared with $48.0 million in the year ago period. International revenue was $73.5 million, compared with $72.0 million in the year ago period.

Business Highlights
The Company is progressing through its restructuring and strategic plans previously announced in early August 2010. During the quarter, the Company:
•	Reduced headcount

•	Announced release of new high capacity Ethernet switching and aggregation for the Eclipse radio platform

•	Provided end-of-life notifications for legacy products

•	Refocused product development to accelerate innovation in wireless transmission, especially IP backhaul solutions

•	Integrated WiMAX technology to further complement and integrate with wireless transmission offerings

•	Realigned and expanded the services business. During the quarter, the Company sold its NetBoss network management solution, while retaining certain rights, to focus its investments on its other network management products.
“While the accelerated pace of our restructuring and other changes caused temporary issues with collections and gross margins, we are encouraged. Because of strong orders during the first quarter of FY11, we are cautiously optimistic about top-line growth next quarter. The speed at which we are implementing changes gives us confidence we can complete our previously announced restructuring by the end of the third quarter of FY11,” said Chuck Kissner, chairman and CEO, Aviat Networks. “We are particularly excited about the reinvigoration of innovation at Aviat Networks and our planned new product introductions. These new products, together with a reduced cost base, should allow Aviat Networks to return to profitability, long-term growth, and a more effective financial model.”
Second Fiscal Quarter 2011 Outlook
Based on current backlog, business trends and operational changes, we believe revenue will be in the range of $105 million to $120 million in the second quarter of fiscal 2011.
Conference Call Details
Aviat Networks, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company’s financial results. Those wishing to join the call should dial 480-629-9692 (access code: 4381161) at approximately 4:20 p.m. A replay also will be available starting approximately one hour after the completion of the call until November 11, 2010. To access the replay, dial 303-590-3030 (access code:

4381161). A live and archived webcast of the conference call will also be available via the Company’s Web site at http://investors.aviatnetworks.com/events.cfm
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Aviat Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses and gains as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand our performance.
Aviat Networks’ management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks, Inc.
Aviat Networks, Inc. (Nasdaq: AVNW) is a leading wireless expert in advanced IP network migration, building the foundation for the 4G/LTE broadband future. We offer best-of-breed wireless transmission solutions including LTE-ready microwave backhaul and a complete portfolio of essential service options that enable wireless public and private telecommunications operators to deliver advanced data, voice and video and mobility services around the world. Aviat Networks is agile and adaptive to anticipate what’s coming to help our customers make the right choices, and our products and services are designed for flexible evolution, no matter what the future brings. With global reach and local presence on the ground we work by the side of our customers, allowing them to quickly and cost effectively seize new market and service opportunities, while managing migration toward an all-IP future. For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipates”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	our ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political, economic and geographic risks on international sales.

For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 9, 2010 as well as other reports filed by Aviat Networks, Inc.with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2011 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended
	October 1, 2010	October 2, 2009
	(In millions, except per share amounts)

Revenue from product sales and services	$109.1	$120.0
Cost of product sales and services	(84.7)	(80.2)
Amortization of purchased technology	(0.2)	(2.1)

Gross margin	24.2	37.7
Research and development expenses	(11.1)	(10.7)
Selling and administrative expenses	(29.2)	(30.8)
Amortization of intangible assets	(0.7)	(1.5)
Restructuring charges	(5.6)	(1.1)

Operating loss	(22.4)	(6.4)
Loss on sale of NetBoss assets	(3.9)	—
Interest income	0.1	—
Interest expense	(0.6)	(0.5)

Loss before income taxes	(26.8)	(6.9)
Benefit from (provision for) income taxes	5.5	(0.9)

Net loss	$(21.3)	$(7.8)

Net loss per common share of Common Stock:
Basic	$(0.36)	$(0.13)

Diluted	$(0.36)	$(0.13)

Basic weighted average shares outstanding	59.3	58.9

Diluted weighted average shares outstanding	59.3	58.9

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2011 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 1, 2010	July 2, 2010(1)
	(In millions)
Assets
Cash and cash equivalents	$107.8	$141.7
Receivables	120.5	104.8
Inventories and unbilled costs	96.3	103.7
Other current assets	24.3	22.3
Property, plant and equipment	36.7	37.6
Goodwill	6.2	6.2
Identifiable intangible assets	6.6	7.5
Non-current deferred taxes	14.8	13.1
Other assets	2.3	10.1

	$415.5	$447.0

Liabilities and Stockholders’ Equity
Short-term debt	$6.0	$5.0
Accounts payable	53.4	58.6
Accrued expenses and other current liabilities	96.1	103.0
Restructuring and other long-term liabilities	9.4	8.9
Redeemable preference shares	8.3	8.3
Stockholders’ equity	242.3	263.2

	$415.5	$447.0

(1)	Derived from audited financial statements.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2011 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	October 1,	October 2,
	2010	2009
	(In millions)
Operating Activities
Net loss	$(21.3)	$(7.8)
Adjustments to reconcile loss income to net cash provided by operating activities:
Amortization of identifiable intangible assets	0.9	3.7
Depreciation and amortization of property, plant and equipment and capitalized software	3.6	6.0
Non-cash share-based compensation expense	0.8	1.0
Deferred income tax (benefit) expense	(1.7)	0.4
Loss on sale of NetBoss assets	3.9	—
Changes in operating assets and liabilities:
Receivables	(12.5)	28.8
Unbilled costs and inventories	4.3	(1.9)
Accounts payable and accrued expenses	(5.2)	(13.4)
Advance payments and unearned income	(5.7)	(7.2)
Restructuring liabilities and other	(3.9)	(5.2)

Net cash (used in) provided by operating activities	(36.8)	4.4
Investing Activities
Cash received from sale of NetBoss assets	3.8	—
Cash paid related to acquisition of Telsima in prior fiscal year	—	(4.2)
Sales and maturities of short-term investments and available for sale securities	—	0.3
Additions of property, plant and equipment	(2.0)	(3.9)
Additions of capitalized software	(0.3)	(0.9)

Net cash provided by (used in) investing activities	1.5	(8.7)
Financing Activities
Increase in short-term debt, net	1.0	—

Net cash provided by financing activities	1.0	—
Effect of exchange rate changes on cash and cash equivalents	0.4	0.5

Net decrease in cash and cash equivalents	(33.9)	(3.8)
Cash and cash equivalents, beginning of year	141.7	136.8

Cash and cash equivalents, end of quarter	$107.8	$133.0

AVIAT NETWORKS, INC.
Fiscal Year 2011 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
     To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, cost of product sales and services, gross margin, research and development expenses, selling and administrative expenses, operating loss, loss before income taxes, income taxes, net loss, and net loss per basic and diluted share adjusted to exclude certain costs, charges, gains and losses. Aviat Networks, Inc. (“we” or “our”) believes that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2011 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	October 1, 2010				October 2, 2009
	As	Non-GAAP		% of	As	Non-GAAP		% of
	Reported	Adjustments	Non-GAAP	Sales	Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$109.1	$—	$109.1		$120.0	$—	$120.0
Cost of product sales and services (A)	(84.7)	0.1	(84.6)		(80.2)	0.2	(80.0)
Amortization of purchased technology (B)	(0.2)	0.2	—		(2.1)	2.1	—

Gross margin	24.2	0.3	24.5	22.5%	37.7	2.3	40.0	33.3%
Research and development expenses (C)	(11.1)	0.2	(10.9)	10.0%	(10.7)	0.1	(10.6)	8.8%
Selling and administrative expenses (D)	(29.2)	0.8	(28.4)	26.0%	(30.8)	1.1	(29.7)	24.8%
Amortization of intangible assets (E)	(0.7)	0.7	—		(1.5)	1.5	—
Restructuring charges (F)	(5.6)	5.6	—		(1.1)	1.1	—

Operating loss	(22.4)	7.6	(14.8)	(13.6)%	(6.4)	6.1	(0.3)	(0.3)%
Loss on sale of NetBoss assets (G)	(3.9)	3.9	—		—	—	—
Interest income	0.1	—	0.1		—	—	—
Interest expense	(0.6)	—	(0.6)		(0.5)	—	(0.5)

Loss before income taxes	(26.8)	11.5	(15.3)	Tax rate	(6.9)	6.1	(0.8)	Tax rate
Provision for income taxes (H)	5.5	(5.5)	—	0%	(0.9)	0.9	—	0%

Net loss	$(21.3)	$6.0	$(15.3)		$(7.8)	$7.0	$(0.8)

Net loss per common share of Common Stock:
Basic	$(0.36)		$(0.26)		$(0.13)		$(0.01)

Diluted	$(0.36)		$(0.26)		$(0.13)		$(0.01)

Basic weighted average shares outstanding	59.3		59.3		58.9		58.9

Diluted weighted average shares outstanding	59.3		59.3		58.9		58.9

Notes to Table 4:
Note A — Cost of sales and services — Adjustment for the first quarter of fiscal 2011 is to remove non-cash share-based compensation expense of $0.1 million.
For the first quarter of fiscal 2010, amount includes adjustment to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.1 million) and adjustment to remove non-cash share-based compensation expense ($0.1 million).
Note B — Amortization of purchased technology — Adjustment for the first quarters of fiscal 2011 and 2010 to remove amortization of purchased intangibles.
Note C — Research and development expenses — Adjustment for the first quarter of fiscal 2011 is to remove non-cash share-based compensation expense of $0.2 million.
For the first quarter of fiscal 2010, adjustment is to remove non-cash share-based compensation expense of $0.1 million.
Note D — Selling and administrative expenses — Includes adjustment for the first quarter of fiscal 2011 to remove non-cash share-based compensation expense ($0.5 million) and to remove expenses related to rebranding and other transitional services in connection with the corporate name change ($0.3 million).
For the first quarter of fiscal 2010, amount includes adjustment to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.1 million), to remove non-cash share-based compensation expense ($0.9 million) and to remove expenses related to rebranding in connection with the anticipated change in corporate name required by the license agreement termination notice from Harris Corporation ($0.1 million).
Note E — Amortization of intangible assets — Adjustment for the first quarters of fiscal 2011 and 2010 to remove amortization of purchased intangibles.
Note F — Restructuring charges — Adjustment to remove charges for restructuring incurred during the first quarters of fiscal 2011 and 2010.
Note G — Loss on sale of NetBoss assets — Adjustment to remove the loss incurred on the sale of NetBoss assets to a third party during the first quarter of fiscal 2011.
Note H — Provision for income taxes — Adjustment to reflect a zero pro forma percent tax rate for the first quarters of fiscal 2011 and 2010.

Table 5
AVIAT NETWORKS, INC.
Fiscal Year 2011 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	October 1, 2010	October 2, 2009
	(In millions)

North America	$35.6	$48.0
International
Africa	23.0	29.9
Europe, Middle East, and Russia	28.7	18.6
Latin America and Asia Pacific	21.8	23.5

Total International	73.5	72.0

	$109.1	$120.0